Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below does hereby make, constitute and appoint Patrick C. O’Connor as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned, (both in the undersigned’s individual capacity and as an officer or member of the board of directors) to execute and deliver such forms as may be required to be filed from time to time with the Securities and Exchange Commission with respect to any investments of Aviza Technology, Inc. (including any amendments or supplements to any reports from schedules previously filed by such persons or entities) including any joint filing agreements, or joint filer information statements in connection therewith, with respect to any subsidiary of Aviza Technology, Inc.:  (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

SIGNATURE	TITLE	DATE

/s/ William J. Harding	Director	November 30, 2007
William J. Harding

	Director	November , 2007
Boris Lipkin